UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

VIEWSONIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50730	95-4120606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 S. Brea Canyon Road
Walnut, California 91789
(Address of principal executive offices, including zip code)

(909) 444-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Principal Financial and Accounting Officer

On February 1, 2007, ViewSonic Corporation and James A. Morlan, our Chief Financial Officer, mutually agreed that he would step down as Chief Financial Officer sometime in 2007. We expect that Mr. Morlan will continue to serve as our Chief Financial Officer until his successor has been retained in order to ensure a smooth transition. We intend to promptly commence an executive search for Mr. Morlan’s successor.

(e)	Long Term Incentive Program

On February 2, 2007, the Compensation Committee of the Board of Directors approved the Long Term Incentive Program Summary of Terms, or the Program. The Compensation Committee established the Program to align the interests of our management with those of our stockholders as well as to support the retention of key executives. Members of our executive management team and other key members of senior management designated by the Compensation Committee are eligible to participate in the Program. The Compensation Committee established the achievement of revenue and net income targets as the Performance Targets under the Program.

On February 2, 2007, participants in the Program were each granted a non-statutory stock option under our 2004 Equity Incentive Plan at an exercise price of $0.54 per share, the fair market value of our common stock as determined in good faith by the Compensation Committee on February 2, 2007, to purchase the maximum number of shares that could vest under the stock option if both Performance Targets are achieved at the 150% level. The maximum number of shares is referred to as the Maximum Award. The portion of the stock option in which a participant could potentially vest if 100% of the Performance Targets are achieved is referred to as the Target Award. For fiscal year 2007, the Target Award and Maximum Award for each of our named executive officers under the Program are as follows:

Named Executive Officer	Title	Target Award (100%)	Maximum Award (150%)

James A. Morlan	Chief Financial Officer	300,000	450,000

Matthew W. Milne	President, ViewSonic Americas	300,000	450,000

Heng-Chun Ho	President, Global Products and Solutions	300,000	450,000

Jan Jensen	President, ViewSonic Europe	150,000	225,000

The Program requires the achievement of at least 100% of the Performance Targets for fiscal year 2007 as a minimum threshold before any of the shares subject to the stock options vest. The vesting of the stock option is contingent upon the participant’s continued service though the applicable vesting date and is subject to specified change in control and other conditions. The achievement of the Performance Targets will be at the sole discretion of the Compensation Committee and shall be determined by the Compensation Committee after the completion of the fiscal year 2007 audit, which we refer to as the Determination Date. If the minimum threshold is not achieved, the stock options will be automatically cancelled and forfeited in their entirety. On the Determination Date, the stock option award, known as the Eligible Award, will be determined by multiplying the Target Award by the percentage of achievement of the Performance Targets (a range of between 100% to 150% based on the levels achieved against both the Performance Targets). The Eligible Award will vest 33 1/3% on the Determination Date, 33 1/3% on February 2, 2009 and 33 1/3% on February 2, 2010. The difference between the Maximum Award and the Eligible Award, if any, shall be forfeited and cancelled on the Determination Date.

The Program is attached to this Current Report on Form 8-K as Exhibit 10.23 and the Non-Statutory Stock Option Grant Notice, Stock Option Agreement and our 2004 Equity Incentive Plan for use in connection with grants under the Program are attached hereto as Exhibit 4.5, Exhibit 4.6 and Exhibit 4.7, respectively. The description of the Program contained herein is a summary of the material terms of the Program, does not purport to be complete, and is qualified in its entirety by reference to the attached exhibits and the 2004 Equity Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description

4.5(1)	2004 Equity Incentive Plan and form of Stock Option Agreement.

4.6	Form of Non-Statutory Stock Option Grant Notice under the 2004 Equity Incentive Plan for use pursuant to the Long Term Incentive Program.

4.7	Form of Stock Option Agreement under the 2004 Equity Incentive Plan for use pursuant to the Long Term Incentive Program.

10.23	Long Term Incentive Program Summary of Terms.

(1)    Incorporated by reference to Exhibit 99.2 to ViewSonic Corporation's Registration Statement on Form S-8 (No. 333-118775) filed with the Securities and Exchange Commission on August 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWSONIC CORPORATION

Dated: February 7, 2007	By:	/s/ Robert J. Ranucci
Robert J. Ranucci
Vice President, General Counsel & Secretary

EXHIBIT INDEX
Exhibit Number	Description

4.5(1)	2004 Equity Incentive Plan and form of Stock Option Agreement.

4.6	Form of Non-Statutory Stock Option Grant Notice under the 2004 Equity Incentive Plan for use pursuant to the Long Term Incentive Program.

4.7	Form of Stock Option Agreement under the 2004 Equity Incentive Plan for use pursuant to the Long Term Incentive Program.

10.23	Long Term Incentive Program Summary of Terms.

(1)    Incorporated by reference to Exhibit 99.2 to ViewSonic Corporation's Registration Statement on Form S-8 (No. 333-118775) filed with the Securities and Exchange Commission on August 16, 2004.